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                                                                      Exhibit 16


January 8, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 8, 2003, of Image Sensing Systems, Inc. and are in agreement with the statements contained in paragraphs 1 through 5 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                            Very truly yours,

                                                            /s/Ernst & Young LLP